UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

THE L.S. STARRETT COMPANY

(Exact name of Registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Crescent Street Athol, Massachusetts		01331
(Address of principal executive offices)		(Zip Code)

(978) 249-3551

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Mr. John C. Tripp, age 57, was appointed Chief Financial Officer of the Company, effective November 4, 2019. Mr. O’Brien will assist Mr. Tripp in the transition and retire from the Company in January 2020.

     Prior to joining the Company, Mr. Tripp served as Chief Financial Officer of the IWIS Group, The Americas, since 2012, and prior to that, Divisional Chief Financial Officer of The Stanley Works – Healthcare Solutions, from 2008 to 2012. Mr. Tripp earned a BA in Economics at Harvard University and a MBA from Boston University.

     Mr. Tripp’s annual base salary will be $280,000. He will be eligible for an annual cash bonus and both time-based and performance-based restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2019	THE L.S. STARRETT COMPANY

	By:	/s/ Douglas A. Starrett

Name: Douglas A. Starrett
Title: President and Chief Executive Officer